News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2014

Boston, MA, November 25, 2014 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.68 for the fourth quarter of fiscal 2014, an increase of 24 percent over the $0.55 of adjusted earnings per diluted share in the fourth quarter of fiscal 2013 and an increase of 8 percent over the $0.63 of adjusted earnings per diluted share in the third quarter of fiscal 2014.  Adjusted earnings per diluted share were $2.48 for the fiscal year ended October 31, 2014 compared to $2.08 for the fiscal year ended October 31, 2013, an increase of 19 percent.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.66 in the fourth quarter of fiscal 2014, $0.45 in the fourth quarter of fiscal 2013 and $0.63 in the third quarter of fiscal 2014. Adjusted earnings per diluted share differed from GAAP earnings per diluted share in the fourth quarter of fiscal 2014 and 2013 due to increases in the estimated redemption value of non-controlling interest in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.02 and $0.10 in the fourth quarter of fiscal 2014 and 2013, respectively.

The Company’s GAAP earnings per diluted share were $2.44 and $1.53, respectively, for the fiscal years ended October 31, 2014 and 2013.

Net income and gains (losses) on seed capital investments contributed $0.01 in the fourth and third quarters of fiscal 2014 and were negligible in the fourth quarter of fiscal 2013.

Net inflows of $6.8 billion into long-term funds and separate accounts in the fourth quarter of fiscal 2014 represent a 9 percent annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed).  For comparison, the Company had net inflows of $3.9 billion in the fourth quarter of fiscal 2013 and net outflows of $2.0 billion in the third quarter of fiscal 2014.  Net inflows of $2.8 billion for fiscal year 2014 compare to $24.7 billion of net inflows in fiscal 2013.

“A strong fourth quarter enabled Eaton Vance to close fiscal 2014 with record earnings and our 19th consecutive year of positive net flows,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “We enter fiscal 2015 with favorable investment performance trends, improving net flows and the prospect of leading the evolution of actively managed funds to a better-performing and more tax-efficient structure with the potential launch of the initial NextShares™.  It promises to be an exciting year.”

_____________________

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

Consolidated assets under management were $297.7 billion on October 31, 2014, an increase of 6 percent from the $280.7 billion of managed assets on October 31, 2013 and an increase of 3 percent from the $288.2 billion of managed assets on July 31, 2014.  The year over year increase in ending assets under management reflects market appreciation of $14.4 billion and net inflows of $2.8 billion. The sequential quarterly increase in ending assets under management reflects net inflows of $6.8 billion and market price appreciation of $2.8 billion.

Average consolidated assets under management were $293.8 billion in the fourth quarter of fiscal 2014, up 8 percent from $271.4 billion in the fourth quarter of fiscal 2013 and up 2 percent from $289.3 billion in the third quarter of fiscal 2014.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $28.3 billion in the fourth quarter of fiscal 2014, up 11 percent from $25.5 billion in the fourth quarter of fiscal 2013 and up 8 percent from $26.2 billion in the third quarter of fiscal 2014. Gross redemptions and other outflows were $21.5 billion in the fourth quarter of fiscal 2014, substantially unchanged from $21.6 billion in the fourth quarter of fiscal 2013 and down 24 percent from $28.2 billion in the third quarter of fiscal 2014.

As of October 31, 2014, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $16.7 billion of client assets, a decrease of 1 percent from the $16.9 billion of managed assets on October 31, 2013 and a decrease of 2 percent from the $17.0 billion of managed assets on July 31, 2014. Hexavest-managed funds and separate accounts had net outflows of $0.3 billion in the fourth quarter of fiscal 2014, net inflows of $0.2 billion in the fourth quarter of fiscal 2013 and net outflows of $0.3 billion in the third quarter of fiscal 2014.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	October 31,	July 31,	October 31,
	2014	2014	2013

Revenue	$368,382	$367,590	$356,933
Expenses	229,206	236,412	231,526
Operating income	139,176	131,178	125,407

Operating margin	37.8%	35.7%	35.1%

Non-operating expense	(10,519)	(4,850)	(14,252)
Income taxes	(47,920)	(48,899)	(44,626)
Equity in net income of affiliates, net of tax	4,381	3,840	5,600
Net income	85,118	81,269	72,129
Net income attributable to non-controlling
and other beneficial interests	(4,996)	(3,334)	(14,977)
Net income attributable to
Eaton Vance Corp. shareholders	$80,122	$77,935	$57,152
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$83,103	$77,876	$69,953

Earnings per diluted share	$0.66	$0.63	$0.45

Adjusted earnings per diluted share(1)	$0.68	$0.63	$0.55

Fourth Quarter Fiscal 2014 vs. Fourth Quarter Fiscal 2013

In the fourth quarter of fiscal 2014, revenue increased 3 percent to $368.4 million from revenue of $356.9 million in the fourth quarter of fiscal 2013.  Investment advisory and administrative fees were up 4 percent, reflecting an 8 percent increase in average consolidated assets under management and lower average effective fee rates. Performance fees contributed $6.3 million and $3.4 million to investment advisory and administrative fees in the fourth quarter of fiscal 2014 and 2013, respectively. Distribution and service fee revenues were collectively down 4 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses decreased 1 percent to $229.2 million in the fourth quarter of fiscal 2014 from $231.5 million in the fourth quarter of fiscal 2013, reflecting decreases in compensation, fund-related expenses and reduced amortization of deferred sales commissions, offset by increases in distribution and service fee expenses and other operating expenses. The decrease in compensation expense reflects decreases in stock-based compensation, lower operating income-based bonus accruals and a decrease in sales-based incentives, offset by increases in salaries and benefits due to higher employee headcount and annual merit increases. The decrease in fund-related expenses primarily reflects a decrease in fund subsidies and expenses borne by the Company on funds for which it earns an all-in fee. The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization. The increase in distribution and service fee expenses reflects an increase in average assets under management subject to service fee payments. Other expenses increased 3 percent, reflecting increases in travel, information technology and other corporate expenses, offset by a decrease in professional service expenses.

Operating income was up 11 percent to $139.2 million in the fourth quarter of fiscal 2014 from $125.4 million in the fourth quarter of fiscal 2013.  Operating margin improved to 37.8 percent in the fourth quarter of fiscal 2014 from 35.1 percent in the fourth quarter of fiscal 2013.

Non-operating expense totaled $10.5 million in the fourth quarter of fiscal 2014 compared to $14.3 million in the fourth quarter of fiscal 2013. The year-over-year change primarily reflects a $3.3 million positive change in gains (losses) and other investment income related to the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.2 percent in the fourth quarter of fiscal 2014. Excluding the impact of consolidated CLO entities’ income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 36.6 percent for the quarter.

Equity in net income of affiliates decreased to $4.4 million in the fourth quarter of fiscal 2014 from $5.6 million in the fourth quarter of fiscal 2013.  Equity in net income of affiliates in the fourth quarter of fiscal 2014 included $2.7 million of Company equity in the net income of Hexavest, $1.5 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.2 million of net income in a private equity partnership. Equity in net income of affiliates in the fourth quarter of fiscal 2013 included $3.0 million of Company equity in the net income of Hexavest and $2.6 million of gains (losses) and other income on the Company’s investments in sponsored funds.

Net income attributable to non-controlling and other beneficial interests was $5.0 million in the fourth quarter of fiscal 2014 compared to $15.0 million in the fourth quarter of fiscal 2013. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests included non-controlling interest value adjustments relating to our majority-owned subsidiaries of $3.0 million and $12.6 million in the fourth quarter of fiscal 2014 and 2013, respectively. The year-over-year change also reflects a decrease in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entities.

Fourth Quarter Fiscal 2014 vs. Third Quarter Fiscal 2014

In the fourth quarter of fiscal 2014, revenue of $368.4 million was substantially unchanged from revenue of $367.6 million in the third quarter of fiscal 2014.  Investment advisory and administrative fees were up 1 percent, reflecting a 2 percent increase in average consolidated assets under management and a modest decrease in average effective fee rates. Performance fees contributed $6.3 million and $0.9 million to investment advisory and administrative fees in the fourth and third quarters of fiscal 2014, respectively. Distribution and service fee revenues collectively decreased 3 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses decreased 3 percent to $229.2 million in the fourth quarter of fiscal 2014 from $236.4 million in the third quarter of fiscal 2014, reflecting decreases in compensation, service fee expenses and fund-related expenses offset by increases in other operating expenses and increased amortization of deferred sales commissions. The decrease in compensation expense reflects a decrease in stock-based compensation and lower operating income-based bonus accruals. The lower service fee expense reflects decreased average assets under management subject to service fees. The decrease in fund-related expenses is attributable to lower fund subsidies. Other expenses increased 2 percent, reflecting an increase in travel expenses, facilities-related expenses and professional services offset by a decrease in information technology expenses.

Operating income was up 6 percent to $139.2 million in the fourth quarter of fiscal 2014 from $131.2 million in the third quarter of fiscal 2014. Operating margin improved to 37.8 percent in the fourth quarter of fiscal 2014 from 35.7 percent in the third quarter of fiscal 2014.

Non-operating expense totaled $10.5 million in the fourth quarter of fiscal 2014 compared to $4.9 million in the third quarter of fiscal 2014, reflecting a $4.4 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $1.1 million decline in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates increased to $4.4 million in the fourth quarter of fiscal 2014 from $3.8 million in the third quarter of fiscal 2014.  In the fourth quarter of fiscal 2014 equity in net income of affiliates included $2.7 million of Company equity in the net income of Hexavest, $1.5 million of gains (losses) and other income on the Company’s investments in sponsored and $0.2 million of net income in a private equity partnership.  In the third quarter of fiscal 2014 equity in net income of affiliates included $2.9 million of Company equity in the net income of Hexavest and $0.9 million of gains (losses) and other income on the Company’s investments in sponsored funds.

As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.0 million in the fourth quarter of fiscal 2014 and $3.3 million in the third quarter of fiscal 2014.

Weighted average diluted shares outstanding decreased 1.6 million shares, or 1 percent, in the fourth quarter of fiscal 2014 from the third quarter of fiscal 2014, primarily reflecting the impact of share repurchases.  During the fourth quarter of fiscal 2014 the Company issued 2.1 million shares of Non-Voting Common Stock in connection with the exercise of employee stock options. Over the same period, the Company used $94.1 million to repurchase and retire 2.5 million shares of its Non-Voting Common Stock.

Balance Sheet Information

Cash and cash equivalents totaled $385.2 million on October 31, 2014, with no outstanding borrowings against the Company’s new five-year $300 million credit facility.  During the fourth quarter, the Company replaced its previous three-year $300 million credit facility with the new facility, which expires in 2019.  Included within investments is $157.0 million of short-term debt securities with maturities between 90 days and one year.  During fiscal 2014, the Company used $322.0 million to repurchase and retire 8.5 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.7 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and fiscal year ended October 31, 2014. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Fourth Fiscal Quarter Earnings.” Listeners to the conference call must enter the confirmation code 28180711.  A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 28180711.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2014	Q4 2014
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2014	2014	2013	Q3 2014	Q4 2013	2014	2013	Change
Revenue:

Investment advisory and administrative fees	$314,583	$311,756	$301,536	1%	4%	$1,231,188	$1,135,327	8%
Distribution and underwriter fees	21,133	21,548	21,637	(2)	(2)	85,514	89,234	(4)
Service fees	30,616	31,977	32,039	(4)	(4)	125,713	126,560	(1)
Other revenue	2,050	2,309	1,721	(11)	19	7,879	6,382	23
Total revenue	368,382	367,590	356,933	-	3	1,450,294	1,357,503	7
Expenses:

Compensation and related costs	110,328	117,632	112,914	(6)	(2)	461,438	447,134	3
Distribution expense	35,620	35,591	34,973	-	2	141,544	139,618	1
Service fee expense	29,354	29,780	28,661	(1)	2	116,620	115,149	1
Amortization of deferred sales commissions	4,182	4,084	5,063	2	(17)	17,590	19,581	(10)
Fund-related expenses	9,127	9,380	10,502	(3)	(13)	35,415	34,230	3
Other expenses	40,595	39,945	39,413	2	3	157,830	148,784	6
Total expenses	229,206	236,412	231,526	(3)	(1)	930,437	904,496	3
Operating income	139,176	131,178	125,407	6	11	519,857	453,007	15
Non-operating income (expense):
Gains (losses) and other investment
income, net	(1,453)	2,917	(4,736)	NM	(69)	1,139	(2,513)	NM
Interest expense	(7,645)	(7,443)	(7,399)	3	3	(29,892)	(33,708)	(11)
Loss on extinguishment of debt	-	-	(110)	-	NM	-	(52,996)	NM
Other income (expense) of consolidated
collateralized loan obligation ("CLO") entities:
Gains (losses) and other investment
income, net	(355)	1,434	6,934	NM	NM	14,892	14,815	1
Interest and other expense	(1,066)	(1,758)	(8,941)	(39)	(88)	(14,847)	(19,152)	(22)
Total non-operating expense	(10,519)	(4,850)	(14,252)	117	(26)	(28,708)	(93,554)	(69)

Income before income taxes and equity
in net income of affiliates	128,657	126,328	111,155	2	16	491,149	359,453	37
Income taxes	(47,920)	(48,899)	(44,626)	(2)	7	(186,710)	(143,896)	30
Equity in net income of affiliates, net of tax	4,381	3,840	5,600	14	(22)	16,725	14,869	12
Net income	85,118	81,269	72,129	5	18	321,164	230,426	39
Net income attributable to non-controlling
and other beneficial interests	(4,996)	(3,334)	(14,977)	50	(67)	(16,848)	(36,585)	(54)
Net income attributable to
Eaton Vance Corp. Shareholders	$80,122	$77,935	$57,152	3	40	$304,316	$193,841	57

Earnings per share:
Basic	$0.68	$0.66	$0.47	3	45	$2.55	$1.60	59
Diluted	$0.66	$0.63	$0.45	5	47	$2.44	$1.53	59

Weighted average shares outstanding:
Basic	114,656	116,145	117,419	(1)	(2)	116,440	116,597	-
Diluted	119,391	121,013	123,431	(1)	(3)	121,595	122,444	(1)

Dividends declared per share:
Regular	$0.25	$0.22	$0.22	14	14	$0.91	$0.82	11
Special	$-	$-	$-	-	-	$-	$1.00	NM

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2014 vs.	Q4 2014 vs.	October 31,	October 31,	%
(in thousands, except per share figures)	2014	2014	2013	Q3 2014	Q4 2013	2014	2013	Change

Net income attributable to Eaton
Vance Corp. shareholders	$80,122	$77,935	$57,152	3%	40%	$304,316	$193,841	57%

Non-controlling interest value
adjustments	2,981	(59)	12,602	NM	(76)	5,311	24,320	(78)

Closed-end fund structuring fees,
net of tax	-	-	131	-	NM	-	2,851	NM

Loss on extinguishment of debt, net of tax*	-	-	68	-	NM	-	35,239	NM

Settlement of state tax audit	-	-	-	-	-	-	6,691	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$83,103	$77,876	$69,953	7	19	$309,627	$262,942	18

Earnings per diluted share	$0.66	$0.63	$0.45	5	47	$2.44	$1.53	59

Non-controlling interest value
adjustments	0.02	-	0.10	NM	(80)	0.04	0.19	(79)

Closed-end fund structuring fees,
net of tax	-	-	-	-	-	-	0.02	NM

Loss on extinguishment of debt, net of tax*	-	-	-	-	-	-	0.28	NM

Settlement of state tax audit	-	-	-	-	-	-	0.05	NM

Special dividend adjustment	-	-	-	-	-	-	0.01	NM

Adjusted earnings per diluted share	$0.68	$0.63	$0.55	8	24	$2.48	$2.08	19

* The loss on extinguishment of debt is comprised of a $53.0 million loss on extinguishment of debt, a $3.1 million loss on a reverse treasury lock entered into in conjunction with the retirement of debt and $0.9 million of additional interest related to the accelerated amortization of a treasury lock tied to the retired portion of the debt.

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2014 vs.	Q4 2014 vs.	October 31,	October 31,	%
(in thousands)	2014	2014	2013	Q3 2014	Q4 2013	2014	2013	Change

Consolidated funds	$(577)	$42	$209	NM %	NM %	$(318)	$4,095	NM %

Majority-owned subsidiaries	4,681	4,261	5,024	10	(7)	15,949	16,620	(4)

Non-controlling interest value
adjustments	2,981	(59)	12,602	NM	(76)	5,311	24,320	(78)

Consolidated CLO entities	(2,089)	(910)	(2,858)	130	(27)	(4,094)	(8,450)	(52)

Net income attributable to non-controlling
and other beneficial interests	$4,996	$3,334	$14,977	50	(67)	$16,848	$36,585	(54)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2014	2013
Assets

Cash and cash equivalents	$385,215	$461,906
Investment advisory fees and other receivables	186,344	170,220
Investments	624,605	536,323
Assets of consolidated CLO entities:
Cash and cash equivalents	8,963	36,641
Bank loans and other investments	147,116	685,681
Other assets	371	5,814
Deferred sales commissions	17,841	17,923
Deferred income taxes	46,099	61,139
Equipment and leasehold improvements, net	45,651	48,746
Intangible assets, net	65,126	74,534
Goodwill	228,876	228,876
Other assets	103,879	79,446
Total assets	$1,860,086	$2,407,249

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$181,064	$169,953
Accounts payable and accrued expenses	64,598	58,529
Dividend payable	30,057	26,740
Debt	573,655	573,499
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	151,982	279,127
Line of credit	-	247,789
Redeemable preferred shares	-	64,952
Other liabilities	298	124,305
Other liabilities	93,485	115,960
Total liabilities	1,095,139	1,660,854
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	107,466	74,856
Total temporary equity	107,466	74,856

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 415,078 and 399,240 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 117,846,273 and 121,232,506 shares, respectively	460	474
Additional paid-in capital	-	124,837
Notes receivable from stock option exercises	(8,818)	(7,122)
Accumulated other comprehensive loss	(17,996)	(177)
Appropriated retained earnings	2,467	10,249
Retained earnings	679,061	541,521
Total Eaton Vance Corp. shareholders' equity	655,176	669,784
Non-redeemable non-controlling interests	2,305	1,755
Total permanent equity	657,481	671,539
Total liabilities, temporary equity and permanent equity	$1,860,086	$2,407,249

					Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2014	2014	2013	2014	2013
Equity assets - beginning of period(2)	$96,054	$93,733	$90,774	$93,585	$80,782
Sales and other inflows	3,767	3,465	3,167	14,687	16,989
Redemptions/outflows	(4,418)	(4,129)	(5,324)	(19,183)	(19,459)
Net flows	(651)	(664)	(2,157)	(4,496)	(2,470)
Assets acquired(3)	-	-	-	-	1,572
Exchanges	20	468	166	1,019	328
Market value change	1,529	2,517	4,802	6,844	13,373
Equity assets - end of period	$96,952	$96,054	$93,585	$96,952	$93,585
Fixed income assets - beginning of period(4)	44,287	43,917	45,821	44,211	49,003
Sales and other inflows	3,604	3,344	2,149	12,024	10,881
Redemptions/outflows	(2,532)	(3,299)	(3,697)	(11,867)	(14,015)
Net flows	1,072	45	(1,548)	157	(3,134)
Assets acquired(3)	-	-	-	-	472
Exchanges	74	59	(151)	96	(510)
Market value change	454	266	89	1,423	(1,620)
Fixed income assets - end of period	$45,887	$44,287	$44,211	$45,887	$44,211
Floating-rate income assets - beginning of period	43,752	45,115	38,170	41,821	26,388
Sales and other inflows	2,575	4,139	5,742	15,669	21,729
Redemptions/outflows	(3,705)	(5,491)	(2,207)	(14,742)	(6,871)
Net flows	(1,130)	(1,352)	3,535	927	14,858
Exchanges	(89)	(62)	145	(145)	397
Market value change	(524)	51	(29)	(594)	178
Floating-rate income assets - end of period	$42,009	$43,752	$41,821	$42,009	$41,821
Alternative assets - beginning of period	11,691	12,112	16,098	15,212	12,864
Sales and other inflows	709	774	1,271	3,339	8,195
Redemptions/outflows	(1,073)	(1,208)	(1,903)	(7,237)	(5,688)
Net flows	(364)	(434)	(632)	(3,898)	2,507
Assets acquired(3)	-	-	-	-	650
Exchanges	(6)	(15)	(47)	(89)	(184)
Market value change	(80)	28	(207)	16	(625)
Alternative assets - end of period	$11,241	$11,691	$15,212	$11,241	$15,212
Implementation services assets - beginning of period	92,223	90,815	77,673	85,637	30,302
Sales and other inflows	17,632	14,429	13,177	61,031	39,841
Redemptions/outflows	(9,801)	(14,053)	(8,490)	(50,969)	(26,887)
Net flows	7,831	376	4,687	10,062	12,954
Assets acquired(3)	-	-	-	-	32,064
Exchanges	-	(456)	(104)	(913)	(118)
Market value change	1,417	1,488	3,381	6,685	10,435
Implementation services assets - end of period	$101,471	$92,223	$85,637	$101,471	$85,637
Total long-term fund and separate account
assets - beginning of period	288,007	285,692	268,536	280,466	199,339
Sales and other inflows	28,287	26,151	25,506	106,750	97,635
Redemptions/outflows	(21,529)	(28,180)	(21,621)	(103,998)	(72,920)
Net flows	6,758	(2,029)	3,885	2,752	24,715
Assets acquired(3)	-	-	-	-	34,758
Exchanges	(1)	(6)	9	(32)	(87)
Market value change	2,796	4,350	8,036	14,374	21,741
Total long-term fund and separate account
assets - end of period	$297,560	$288,007	$280,466	$297,560	$280,466
Cash management fund assets - end of period	175	187	203	175	203
Total assets under management - end of period	$297,735	$288,194	$280,669	$297,735	$280,669

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Represents assets gained in the acquisition of The Clifton Group Investment Management Company on December 31, 2012.
(4) Includes assets in institutional cash management separate accounts.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2014	2014	2013	2014	2013
Long-term fund assets - beginning of period	$134,969	$134,942	$129,042	$133,198	$113,249
Sales and other inflows	7,857	8,634	10,299	35,408	43,606
Redemptions/outflows	(8,795)	(10,272)	(8,653)	(38,077)	(29,970)
Net flows	(938)	(1,638)	1,646	(2,669)	13,636
Assets acquired(2)	-	-	-	-	638
Exchanges	(73)	(6)	(17)	(32)	(279)
Market value change	431	1,671	2,527	3,892	5,954
Long-term fund assets - end of period	$134,389	$134,969	$133,198	$134,389	$133,198
Institutional separate account assets -
beginning of period(3)	98,393	96,564	89,473	95,724	43,338
Sales and other inflows	17,318	14,717	12,742	59,938	41,108
Redemptions/outflows	(10,325)	(14,912)	(9,756)	(54,957)	(31,548)
Net flows	6,993	(195)	2,986	4,981	9,560
Assets acquired(2)	-	-	-	-	34,120
Exchanges	(65)	377	26	216	183
Market value change	1,122	1,647	3,239	5,522	8,523
Institutional separate account assets -
end of period	$106,443	$98,393	$95,724	$106,443	$95,724
High-net-worth separate account assets -
beginning of period	20,851	20,968	19,071	19,699	15,036
Sales and other inflows	1,056	794	832	3,532	4,763
Redemptions/outflows	(575)	(953)	(1,313)	(3,620)	(3,699)
Net flows	481	(159)	(481)	(88)	1,064
Exchanges	317	(433)	(1)	286	(16)
Market value change	586	475	1,110	2,338	3,615
High-net-worth separate account assets -
end of period	$22,235	$20,851	$19,699	$22,235	$19,699
Retail managed account assets -
beginning of period	33,794	33,218	30,950	31,845	27,716
Sales and other inflows	2,056	2,006	1,633	7,872	8,158
Redemptions/outflows	(1,834)	(2,043)	(1,899)	(7,344)	(7,703)
Net flows	222	(37)	(266)	528	455
Exchanges	(180)	56	1	(502)	25
Market value change	657	557	1,160	2,622	3,649
Retail managed account assets -
end of period	$34,493	$33,794	$31,845	$34,493	$31,845
Total long-term fund and separate account
assets - beginning of period	288,007	285,692	268,536	280,466	199,339
Sales and other inflows	28,287	26,151	25,506	106,750	97,635
Redemptions/outflows	(21,529)	(28,180)	(21,621)	(103,998)	(72,920)
Net flows	6,758	(2,029)	3,885	2,752	24,715
Assets acquired(2)	-	-	-	-	34,758
Exchanges	(1)	(6)	9	(32)	(87)
Market value change	2,796	4,350	8,036	14,374	21,741
Total long-term fund and separate account
assets - end of period	$297,560	$288,007	$280,466	$297,560	$280,466
Cash management fund assets -
end of period	175	187	203	175	203
Total assets under management -
end of period	$297,735	$288,194	$280,669	$297,735	$280,669

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Represents assets gained in the acquisition of The Clifton Group Investment Management Company on December 31, 2012.
(3) Includes assets in institutional cash management separate accounts.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2014	2014	Change	2013	Change
Eaton Vance Management(2)	$143,100	$143,373	0%	$144,729	-1%
Parametric	136,176	126,741	7%	117,008	16%
Atlanta Capital	18,459	18,080	2%	18,932	-2%
Total	$297,735	$288,194	3%	$280,669	6%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2014	2014	Change	2013	Change
Equity(2)	$96,952	$96,054	1%	$93,585	4%
Fixed income(3)	45,887	44,287	4%	44,211	4%
Floating-rate income	42,009	43,752	-4%	41,821	0%
Alternative	11,241	11,691	-4%	15,212	-26%
Implementation services	101,471	92,223	10%	85,637	18%
Cash management funds	175	187	-6%	203	-14%
Total	$297,735	$288,194	3%	$280,669	6%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in institutional cash management separate accounts.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2014	2014	2013	2014	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$221	$221	$173	$211	$37
Sales and other inflows	9	6	30	58	162
Redemptions/outflows	(4)	(10)	(3)	(57)	(15)
Net flows	5	(4)	27	1	147
Market value change	1	4	11	15	27
Eaton Vance sponsored funds - end of period	$227	$221	$211	$227	$211
Eaton Vance distributed separate accounts -
beginning of period(2)	$2,397	$2,354	$1,515	$1,574	$-
Sales and other inflows	12	136	4	531	1,381
Redemptions/outflows	(59)	(122)	(32)	(260)	(33)
Net flows	(47)	14	(28)	271	1,348
Exchanges	-	-	-	389	-
Market value change	17	29	87	133	226
Eaton Vance distributed separate accounts -
end of period	$2,367	$2,397	$1,574	$2,367	$1,574
Total Eaton Vance distributed - beginning of period	$2,618	$2,575	$1,688	$1,785	$37
Sales and other inflows	21	142	34	589	1,543
Redemptions/outflows	(63)	(132)	(35)	(317)	(48)
Net flows	(42)	10	(1)	272	1,495
Exchanges	-	-	-	389	-
Market value change	18	33	98	148	253
Total Eaton Vance distributed - end of period	$2,594	$2,618	$1,785	$2,594	$1,785
Hexavest directly distributed - beginning of period(3)	$14,423	$14,477	$14,046	$15,136	$12,073
Sales and other inflows	245	597	699	1,637	2,703
Redemptions/outflows	(501)	(904)	(488)	(3,046)	(1,853)
Net flows	(256)	(307)	211	(1,409)	850
Exchanges	-	-	-	(389)	-
Market value change	(66)	253	879	763	2,213
Hexavest directly distributed - end of period	$14,101	$14,423	$15,136	$14,101	$15,136
Total Hexavest assets - beginning of period	$17,041	$17,052	$15,734	$16,921	$12,110
Sales and other inflows	266	739	733	2,226	4,246
Redemptions/outflows	(564)	(1,036)	(523)	(3,363)	(1,901)
Net flows	(298)	(297)	210	(1,137)	2,345
Exchanges	-	-	-	-	-
Market value change	(48)	286	977	911	2,466
Total Hexavest assets - end of period	$16,695	$17,041	$16,921	$16,695	$16,921

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton
Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.